The GRANISOL™ Product Line
Financial Statements
For the period January 1, 2010 through June 30, 2010 and
The Years Ended December 31, 2009 and 2008

The GRANISOL™ Product Line
Index
For the period January 1, 2010 through June 30, 2010 and
The Years Ended December 31, 2009 and 2008

Page(s)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of PediatRx, Inc.

We have audited the accompanying balance sheets of the GRANISOL™ product line as of June 30, 2010, December 31, 2009 and 2008, and the related statements of income and net assets and cash flows for the period from January 1, 2010 through June 30, 2010 and each of the two years in the period ended December 31, 2009. These financial statements are the responsibility of management of the GRANISOL™ product line. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards required that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the GRANISOL™ product line as of June 30, 2010, December 31, 2009 and 2008, and the results of its operations and its cash flows for the period from January 1, 2010 through June 30, 2010 and for each of the two years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

As further described in Note 5, the GRANISOL™ product line was acquired by PediatRx, Inc., a wholly-owned subsidiary of Striker Energy Corp. on July 23, 2010.

/s/ HORNE LLP
Ridgeland, Mississippi
July 26, 2010

The GRANISOL™ Product Line
Balance Sheets
As of June 30, 2010 and December 31, 2009 and 2008

	2010	2009	2008

Assets
Cash	$227,583.80	$152,679.18	$195,359.73
Accounts receivable, net of related allowances	2,437.87	47,152.04	3,765.01
Inventories, net of reserve for obsolescence	-	42,906.94	44,270.31
Deferred tax asset	45,088.17	38,143.98	90,166.19

Total assets	$275,109.84	$280,882.14	$333,561.24

Liabilities
Accounts payable	$6,876.40	$4,509.92	$937.50
Accrued returns	18,567.91	37,661.52	95,179.91
Accrued income tax	50,225.18	48,017.16	63,561.39
Total liabilities	75,669.49	90,188.60	159,678.80

Net assets	199,440.35	190,693.54	173,882.45

Total liabilities & net assets	$275,109.84	$280,882.14	$333,561.24

The accompanying notes are an integral part of these financial statements.

The GRANISOL™ Product Line
Statements of Income and Net Assets
For the Period January 1, 2010 through June 30, 2010 and
The Years Ended December 31, 2009 and 2008

	2010	2009	2008
Gross sales	$117,503.07	$325,600.11	$803,984.11
Sales deductions	40,211.17	118,822.78	313,132.82
Net sales	77,291.90	206,777.33	490,851.29
Cost of goods sold	48,243.19	134,914.27	311,906.10
Gross margin	29,048.71	71,863.05	178,945.19
Development expense	15,164.89	45,178.78	39,623.06
Income before income taxes	13,883.82	26,684.27	139,322.13
Provision for income taxes	5,137.01	9,873.18	51,549.19
Net income	$8,746.81	$16,811.09	$87,772.94

Rollforward of net assets
Net assets beginning of year	$190,693.54	$173,882.45	$64,027.00
Net income	8,746.81	16,811.09	87,772.94
Investment in Granisol development	-	-	22,082.51
Net assets end of year	$199,440.35	$190,693.54	$173,882.45

The accompanying notes are an integral part of these financial statements.

The GRANISOL™ Product Line
Statements of Cash Flows
For the Period January 1, 2010 through June 30, 2010 and
The Years Ended December 31, 2009 and 2008

	2010	2009	2008

Cash flows from operating activities
Net Income	$8,746.81	$16,811.09	$87,772.94
Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Deferred tax asset	(6,944.19)	52,022.21	(90,166.19)

Changes in operating assets and liabilities:
Inventories	42,906.94	1,363.38	(44,270.31)
Accounts receivable	44,714.17	(43,387.02)	(3,765.01)
Accounts payable	2,366.48	3,572.42	(13,189.49)
Accrued returns	(19,093.61)	(57,518.39)	95,179.91
Accrued income tax	2,208.02	(15,544.23)	141,715.37
Net cash provided by (used in) operating activities	74,904.62	(42,680.55)	173,277.22

Cash flows from financing activities
Investment in Granisol development	-	-	22,082.51
Net cash provided by financing activities	-	-	22,082.51

Net increase in cash	74,904.62	(42,680.55)	195,359.73

Cash at beginning of period	152,679.18	195,359.73	-

Cash at end of period	$227,583.80	$152,679.18	$195,359.73

The accompanying notes are an integral part of these financial statements.

The GRANISOL™ Product Line
Notes to Financial Statements
For the period from January 1, 2010 through June 30, 2010 and
The Years Ended December 31, 2009 and 2008

1.	Basis of Presentation

The accompanying financial statements include the activities and financial results of the GRANISOL™ product line, an oral, ready-to-use solution that helps prevent nausea and vomiting associated with cancer treatment. GRANISOL™ is a product line of Cypress Pharmaceuticals, Inc. (“Cypress”). The product is generally sold to national drug wholesalers.

2.	Summary of Significant Accounting Policies

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

Estimates and assumptions are principally related to the accruals for returns and obsolescence of inventory. Actual results could differ from those estimates.

Accounts Receivable

Trade receivables are reported at net realizable value. In the normal course of business, credit is extended to customers on a short-term basis and generally collateral is not required. Management determines the allowance for doubtful accounts based on historical losses and current economic conditions. On a continuing basis, management analyzes delinquent receivables and once these receivables are determined to be uncollectible, they are written off through a charge against an existing allowance account or against earnings.

Inventories

Inventories are stated at the lower-of-cost or market on an average cost basis. Reserves for excess, slow moving or obsolete inventories are established when management becomes aware of an impairment in a product's marketability due to changes in formulation, market demand and conditions or other factors. Such reserves are established based upon the difference between the product's cost and management's estimate of its net realizable value. Inventories on hand as of June 30, 2010 have been fully reserved due to the expiration dating on such product.

Income Taxes

Income taxes are accounted for under the asset and liability method where deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when it is more likely than not that some portion or the entire deferred tax asset will not be realized. Deferred income taxes in the accompanying balance sheets relate to the inventory reserves and accrued returns.

The GRANISOL™ Product Line
Notes to Financial Statements
For the period from January 1, 2010 through June 30, 2010 and
The Years Ended December 31, 2009 and 2008

The provision for income taxes differs from the amount of income tax determined by applying the United States federal income rate to income before income taxes due to state income taxes. Income taxes have been provided at an effective tax rate of 37%.

The results of operations of the GRANISOL™ product line are included in the federal and state income tax returns of Cypress. Income taxes are allocated to the financial statements of the GRANISOL™ product line on a separate return basis.

Sales and Sales Deductions

Revenue is recognized from product sales when the merchandise is shipped to an unrelated third party pursuant to Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, Revenue Recognition. Accordingly, revenue is recognized when all of the following occur: a purchase order is received from a customer; title and risk of loss pass to the customer upon shipment of the merchandise under the terms of FOB shipping point; prices and estimated sales provisions for product returns, sales rebates, chargebacks, payment discounts and other promotional allowances are reasonably determinable; and the customer's payment ability has been reasonably assured.

Concurrently with the recognition of revenue, the estimated sales provisions for product returns, sales rebates, chargebacks, payment discounts and other sales allowances are recorded. Sales provisions are established based upon consideration of a variety of factors, including but not limited to, historical relationship to revenues, historical payment and return experience, customer rebate arrangements and current contract sales terms with wholesale and indirect customers. The following briefly describes the nature of each provision and how such provisions are estimated.

Payment discounts are reductions to invoiced amounts offered to customers for payment within a specified period and are estimated upon shipment utilizing historical customer payment experience.

Sales rebates are offered to certain customers to promote customer loyalty and encourage greater product sales. These rebate programs provide that, upon the attainment of pre-established volumes or the attainment of revenue milestones for a specified period, the customer receives either credit against purchases or cash payment. Other promotional programs are incentive programs periodically offered to customers. Due to the nature of these programs, management is able to estimate provisions for rebates and other promotional programs based on specific terms in each agreement at the time of shipment along with an estimate of the customer's purchases over the specified period.

Consistent with common industry practices, there are certain terms with customers to allow them to return a product that is within a certain period of the product's expiration date. Upon shipment of product to customers, an estimate for such returns is recorded. This estimate is determined by applying a historical relationship of products returned to products sold and market conditions including but not limited to the reformulation of products.

Generally, the credits are issued to customers for decreases that are made to selling prices for the value of inventory that is owned by customers at the date of the price reduction. These credits are not contractually agreed to; instead, management issues price adjustment credits at its discretion. Price adjustment credits are estimated at the time the price reduction occurs. The amount is calculated based on an estimate of customer inventory levels.

The GRANISOL™ Product Line
Notes to Financial Statements
For the period from January 1, 2010 through June 30, 2010 and
The Years Ended December 31, 2009 and 2008

There are arrangements with certain parties establishing prices for products for which the parties independently select a wholesaler from which to purchase. Such parties are referred to as indirect customers. A chargeback represents the difference between the sales invoice price to the wholesaler and the indirect customer's contract price, which is lower. Provisions for estimating chargebacks are calculated primarily using historical chargeback experience, contract pricing and sales information provided by wholesalers and chains, among other factors.

Actual product returns, chargebacks and other sales allowances incurred are, however, dependent upon future events and may be different than management’s estimates. These sales deductions are continually monitored and management makes adjustments to these provisions when it becomes reasonable that actual product returns, chargebacks and other sales allowances may differ from established allowances.

3.	Recently Issued Accounting Pronouncements

FASB ASC Topic 820, Fair Value Measurements, ("ASC Topic 820") defines fair value, establishes a framework and hierarchy for measuring fair value and expands the related disclosure requirements. ASC Topic 820 indicates that a fair value measurement assumes that the transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability based upon an exit price model.

FASB ASC Topic 825, The Fair Value Option for Financial Assets and Financial Liabilities ("ASC Topic 825") allows entities to choose to measure financial instruments and certain other items at fair value at specified election dates. Under this standard, an entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings. As allowed by ASC Topic 825, management has not elected fair value accounting for any financial asset or liability not previously accounted for at fair value.

In May 2009, the FASB issued ASC Topic 855, Subsequent Events ("FASB ASC 855"). The objective of FASB ASC 855 is to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In February 2010, the FASB issued Accounting Standards Update ("ASU") 2010-09, "Amendments to Certain Recognition and Disclosure Requirements", to address potential practice issues associated with FASB ASC 855. The ASU eliminates the requirements for SEC filers to disclose the date through which subsequent events have been evaluated in originally issued and reissued financial statements. This change was immediately effective.

The GRANISOL™ Product Line
Notes to Financial Statements
For the period from January 1, 2010 through June 30, 2010 and
The Years Ended December 31, 2009 and 2008

4.	Concentration of Credit Risk

The GRANISOL™ product line sales are primarily to a small number of national wholesalers and drug store chains. During the six months ended June 30, 2010, sales to four customers accounted for approximately 100 percent of total sales and approximately 100 percent of accounts receivable as of June 30, 2010, with each of these customers individually representing more than 10 percent of total sales. During the year ended December 31, 2009, sales to three customers accounted for approximately 88 percent of total sales and approximately 92 percent of accounts receivable as of December 31, 2009, with each of these customers individually representing more than 10 percent of total sales. During the year ended December 31, 2008, sales to three customers accounted for approximately 97 percent of total sales and approximately 99 percent of accounts receivable as of December 31, 2008, with each of these customers individually representing more than 10 percent of total sales.

5.	Subsequent Event

On July 23, 2010 (the Closing Date), the GRANISOL™ product line was acquired by PediatRx, Inc., a wholly-owned subsidiary of Striker Energy Corp, (“PediatRx” or the “Company”) for cash consideration totaling $1 million. All inventories and intangibles associated with the GRANISOL™ product line are included in the purchase. The Company is a US-based specialty pharmaceutical company dedicated to marketing and formulating effective therapies and supportive care products for children undergoing treatment for cancer and other serious conditions requiring hospitalization.

PediatRx is acquiring or licensing the rights to produce and/or market FDA approved name- brand prescription drugs and expects to add value by more effectively marketing these products to healthcare professionals and other key constituents. In addition, PediatRx expects to reformulate existing pharmaceutical products into more pediatric-friendly offerings using a low- cost, low-risk approach that leverages existing safety data and fast tracks regulatory approval. PediatRx also plans to expand the application of its core products to additional therapeutic areas and seek partnerships outside the United States.

As part of the closing and transfer of assets to PediatRx, Inc. on July 23, 2010, PediatRx assumed a single product manufacturing and supply agreement with Therapex, a division of E- Z-EM Canada, Inc. to enable the manufacturing of the GRANISOL™ product line. Under the terms of the agreement, Therapex will manufacture the product in compliance with current Good Manufacturing Practices (cGMPs) and handle all quality control and packaging through to finished product to supply the requirements of PediatRx on a go forward basis.

Prior to the closing date, a purchase order was placed with Therapex for one lot of product to be delivered subsequent to the closing date. Such inventory to be delivered is an integral part of the acquisition and the seller has been paid by PediatRx as part of the $1 million cash consideration.